                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [X]


Check the appropriate box:

[X] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[_] Definitive Proxy Statement                RULE 14A-6(E)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                          Bethlehem Steel Corporation
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                        R. R. Donnelley & Sons Company
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                   Bethlehem
                   Steel
                   Corporation


- --------------------------------------------------------------------------------


                   [LOGO OF BETHLEHEM STEEL
                   CORPORATION APPEARS HERE]



                   Notice of 1995
                   Annual Meeting
                   of Stockholders
                   and Proxy Statement

                         [C. H. Barnette's Letterhead]




                                                                  March 15, 1995


To All Bethlehem Stockholders:

     It is a pleasure to invite you to the Annual Meeting of Stockholders which will be held in Wilmington, Delaware on Tuesday, April 25, 1995. We will meet in the Gold Ballroom of the Hotel du Pont at 11 a.m. Your continuing interest in Bethlehem's business is appreciated, and I hope that as many of you as possible will attend the Meeting in person.

     The annual election of directors will take place at the Meeting. Personal information about each nominee for the Board of Directors as well as information about the functions of the Board and its committees is contained in the Proxy Statement. All nominees have previously been elected by the stockholders.

     Herman E. Collier, Jr. and William C. Hittinger will retire as directors in April of 1995. We acknowledge and thank them for their outstanding and loyal service to Bethlehem.

     The Board of Directors believes that it is advisable to increase the number of authorized shares of Common Stock from 150,000,000 to 250,000,000 shares. The Board recommends the increase in order to ensure that Bethlehem has sufficient shares of authorized but unissued common stock to provide flexibility for raising additional capital, possible acquisitions, providing appropriate incentives to employees and other appropriate corporate purposes.

     You are also being asked to ratify the appointment of Price Waterhouse LLP as Bethlehem's independent auditors for 1995.

     Please read the formal notice of the Annual Meeting and the Proxy Statement carefully. For those of you who cannot be present at the Meeting, I urge you to participate by completing, signing and returning your proxy in the enclosed envelope. Your vote is important, and the management of Bethlehem appreciates the cooperation of stockholders in directing proxies to vote at the Meeting.

                                       Sincerely,



                                       Curtis H. Barnette,
                                           Chairman

                          BETHLEHEM STEEL CORPORATION
                              1170 Eighth Avenue
                      Bethlehem, Pennsylvania 18016-7699


              [LOGO OF BETHLEHEM STEEL CORPORATION APPEARS HERE]


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     The Annual Meeting of Stockholders of Bethlehem Steel Corporation ("Bethlehem") will be held in the Gold Ballroom, Hotel du Pont, Eleventh and Market Streets, Wilmington, Delaware, on Tuesday, April 25, 1995, at 11 a.m., for the following purposes:

     (1) To elect fourteen Directors to serve for terms of one year and until their successors have been elected and qualified;

     (2) To take action upon a proposal to amend Article Fourth of the Second Restated Certificate of Incorporation of Bethlehem to increase the number of authorized shares of Common Stock from 150,000,000 to 250,000,000;

     (3) To ratify the appointment of Price Waterhouse LLP as the independent auditors for 1995; and

     (4) To transact such other business as may properly come before the Meeting.

     Stockholders of record at the close of business on March 6, 1995 are entitled to receive notice of and to vote at the Meeting. A complete list of such stockholders will be open for examination by any stockholder for any purpose germane to the Meeting at the offices of The Corporation Trust Company at 1209 Orange Street, Wilmington, Delaware, for a period of ten days prior to the Meeting.

    This Notice, the Proxy Statement and the enclosed form of proxy are sent to you by order of the Board of Directors.


                                                   Secretary
March 15, 1995

- --------------------------------------------------------------------------------
  If you do not expect to attend the Meeting, please mark, date and sign the enclosed form of proxy and mail it promptly in the enclosed return envelope.
- --------------------------------------------------------------------------------

                          BETHLEHEM STEEL CORPORATION
                      BETHLEHEM, PENNSYLVANIA 18016-7699

                               Table of Contents

General Information for Stockholders ..............................
     Proxy Procedure ..............................................
     Stockholder Proposals ........................................

Election of Directors .............................................
     General Background ...........................................
     Information Concerning Nominees ..............................
     Amount and Nature of Beneficial Ownership ....................
     Committees of the Board ......................................

Amendment of Article Fourth of the Second Restated Certificate
  of Incorporation of Bethlehem to Increase the Number of
  Authorized Shares of Common Stock ...............................

Ratification of the Appointment of Independent Auditors ...........

Executive Compensation ............................................
     Compensation Committee Report on Executive Compensation ......
     Summary Compensation Table ...................................
     Stock Option/SAR Grants in 1994 ..............................
     Aggregated Stock Option/SAR Exercises in 1994
       and 12/31/94 Stock Option Values ...........................
     Pension Plan Table ...........................................
     Comparative Stock Performance ................................

Additional Information ............................................
     Indemnification Assurance Agreements .........................
     Stockholders .................................................
     Other Matters ................................................

Exhibit A --  Proposed Revised Form of First Paragraph of Article Fourth of
              Bethlehem's Second Restated Certificate of Incorporation

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Bethlehem Steel Corporation ("Bethlehem") of proxies for use at the Annual Meeting of Stockholders to be held on April 25, 1995, and any adjournments thereof. This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or after March 15, 1995.

                      GENERAL INFORMATION FOR STOCKHOLDERS

Proxy Procedure
     Proxies are solicited by the Board of Directors of Bethlehem in order to provide every stockholder with an opportunity to vote on all matters that properly come before the Annual Meeting of Stockholders, whether or not the stockholder attends in person. When the enclosed form of proxy is properly signed, dated and returned, the shares represented will be voted by the persons named as proxies in accordance with the stockholder's directions. If no direction is indicated, the shares will be voted as recommended by the Board of Directors.

     Bethlehem has adopted a confidential voting policy which provides that votes of all stockholders of Bethlehem shall be held in confidence from Bethlehem, its directors, officers and employees except (i) to allow the independent inspectors of election to certify the results of the vote; (ii) as necessary to meet applicable legal requirements and to assert or defend claims for or against Bethlehem; (iii) in case of a contested proxy solicitation; or
(iv) in the event a stockholder has made a written comment on the proxy material. As part of the policy, Bethlehem will continue its current practice of employing an independent tabulator to receive and tabulate the proxies and independent inspectors of election.

     Any stockholder executing a form of proxy may revoke that proxy or may submit a revised form of proxy at any time before it is voted. A stockholder may also vote by ballot at the Annual Meeting, thereby canceling any proxy previously returned. Stockholders wishing to name as their proxy someone other than those designated in the form of proxy may do so by crossing out the names of the proxies appearing thereon and inserting the name(s) of the person(s) they wish to have act as proxy. In such a case, it will be necessary that the form of proxy be delivered by the stockholder to the person(s) named and that the person(s) named be present and vote at the Annual Meeting. Any proxy form on which alternate proxies have been named should not be mailed directly to Bethlehem.

     Votes cast at the Annual Meeting will be tabulated by the persons appointed as the independent inspectors of election for the Annual Meeting. The inspectors of election will treat shares of Common Stock and of ESOP Preference Stock represented by a properly signed and returned proxy as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Likewise, the inspectors of election will treat shares of Common Stock and of ESOP Preference Stock represented by "broker non-votes" as present for purposes of determining a quorum.

     The nominees for election to the Board of Directors receiving the greatest number of the affirmative votes cast by holders of Common Stock and of ESOP Preference Stock, up to the number of directors to be elected, will be elected as directors. Accordingly, so long as a quorum is present, abstentions or broker non-votes as to the election of directors will have no effect on the election of directors.

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock and ESOP Preference Stock that are entitled to vote at the Annual Meeting, voting together as a single class, is required to approve the increase in the number of authorized shares of Common Stock. Therefore, abstentions will have the same effect as votes against this proposal. Broker non-votes as to such proposal, however, will be deemed shares not entitled to vote on such proposal and will not count as votes for or against such proposal.

     The affirmative vote of the holders of a majority of the shares of Common Stock and of ESOP Preference Stock that are present in person or by proxy and entitled to vote at the Annual Meeting, voting together as a single class, is required to ratify the appointment of the independent auditors. Therefore, abstentions will have the same effect as votes against this proposal. Broker non-votes as to such proposal, however, will be deemed shares not entitled to vote on such proposal and will not count as votes for or against such proposal.

Stockholder Proposals
     Stockholders may be asked to consider and take action on proposals submitted by stockholders who are not members of management or the Board of Directors. Proposals by stockholders may be included in the Proxy Statement if the proposals are proper subjects for inclusion, are submitted to Bethlehem on a timely basis, and otherwise comply with Rule 14a-8 under Section 14(a) of the Securities Exchange Act of 1934 and the laws of the State of Delaware. Each proposal submitted should include the full and correct registered name and address of the stockholder(s) making the proposal, the number of shares owned and the dates of acquisition thereof. If beneficial ownership is claimed, proof thereof should be submitted with the proposal. In addition, proponents must appear personally or by proxy at the Annual Meeting to present the proposal for action. In order for such proposals to be included for the Annual Meeting of Stockholders to be held in 1996, they must be received by Bethlehem on or before November 13, 1995.

     The Board of Directors carefully considers all proposals and suggestions submitted by stockholders to determine if they are in the best interests of Bethlehem and the stockholders generally. When a stockholder presents, as a formal resolution, a suggestion which is practicable, and in the best interests of Bethlehem and its stockholders, and which can be implemented by management and the Board without the necessity of stockholder approval, the suggestion is usually adopted without stockholder approval and the proponent withdraws the resolution.


                             ELECTION OF DIRECTORS

General Background
     As provided by the laws of Delaware, Bethlehem's state of incorporation, the business and affairs of Bethlehem are managed by or under the direction of the Board of Directors of Bethlehem, which is currently comprised of sixteen members. The Board of Directors represents the interests of the stockholders as a whole and has responsibility for the overall performance of Bethlehem. Stockholders annually elect directors in April of each year to serve for terms of one year and until their successors have been elected and qualified. This annual election of directors is one of the important purposes of the Annual Meeting.

     Members of the Board are kept informed of Bethlehem's business by presentations made at Board meetings and by various reports sent to them by management. The Board of Directors meets regularly and met nine times during 1994. Directors also meet in committees of the Board, and information concerning the committees can be found beginning on page ___ of this Proxy Statement. During 1994, the average attendance of directors at Board meetings and meetings of committees to which they belonged was approximately 96%.

     Of the fourteen directors standing for election, eleven are not employees of Bethlehem. These eleven non-employee Board members bring valuable experience to Bethlehem from a variety of fields. None of them has carried on an occupation or employment with any subsidiary or other affiliate of Bethlehem.

     Each non-employee director receives cash compensation of $22,000 annually for his service as a Bethlehem director. This annual retainer fee includes compensation for service as a member of the Audit Committee, the Compensation Committee, the Finance Committee and the Committee on Directors. In addition, each non-employee director who serves as Chairman of the Audit Committee, the Committee on Directors or the Compensation Committee receives additional compensation of $2,500 annually for service as such Committee Chairman. Each non-employee director also receives an attendance fee of $1,000 for the Annual Meeting of Stockholders, any regular or special board of directors' meeting, any committee meetings or meetings held on a day other than a day on which a board meeting is held, and any special meeting attended at the request of the Chairman and held on a day other than a day on which a board or committee meeting is held. Each non-employee director of Bethlehem also receives on December 1 of each year an annual award of 500 shares of Bethlehem Common Stock pursuant to the 1994 Non-Employee Directors Stock Plan, which was approved by stockholders at last year's Annual Meeting. Non-employee directors are also reimbursed for any expenses which may be incurred by them in connection with the business and affairs of Bethlehem. None of the directors who are employees of Bethlehem are compensated separately for service as a member of the Board of Directors or any committee of the Board.

     Under the Post Retirement Retainer Plan, directors who are not and have not been employees of Bethlehem or its subsidiaries and who retire from the Board with ten or more years of service, will receive annual payments equal to 100% of the annual retainer fee payable at retirement. Directors who retire with between five and ten years of service will receive annual payments starting at 50% of the annual retainer fee payable at retirement for directors with five years of service and increasing 10% for each year of service up to ten years. The annual payments will begin at retirement (or at age 65 if retirement is prior to age 65) and will continue for a period equal to the director's years of service with the Board. In the event of the death of a director, any unpaid amount will be paid to the director's designated beneficiary or the director's estate if there is no designated beneficiary.

     The general retirement policy of the Board provides that non-employee directors shall retire at the end of their term as a director during which they reach age 70, except that non-employee directors who were elected at the 1991 Annual Meeting of Stockholders (all current non-employee directors except Messrs. Civiletti, Clark, Kaden and Kamen) shall retire at the end of their term as a director during which they reach age 72. Employee directors shall retire from the Board at the time of their retirement from Bethlehem. The present retirement age for management employees of Bethlehem is 65.

     Pursuant to the terms of a 1993 labor agreement with the United Steelworkers of America ("USWA"), the USWA has the right to designate a nominee for consideration by the Committee on Directors and the Board of Directors for one seat on the Board. The nominee is to be a prominent individual with experience in public service, labor, education or business. The nominee shall not be or become, while serving as a director, an officer, employee or director of the USWA. Subject to complying with the same standards of conduct as every other Bethlehem director, and subject to annual election by the stockholders, the USWA nominee will serve as a director during the term of the 1993 labor agreement, which terminates July 31, 1999. Mr. Kaden was designated by the USWA for consideration as a director of Bethlehem by the Committee on Directors. The Committee on Directors recommended Mr. Kaden's election to the Board, the Board elected Mr. Kaden a director in March 1994, and the stockholders elected Mr. Kaden a director at the 1994 Annual Meeting of Stockholders.

     The fourteen nominees whose biographies appear on the following pages have been recommended by the Committee on Directors and proposed by the entire Board of Directors. They have been recommended on the basis of their demonstrated broad knowledge, experience and ability in their respective endeavors, and, most importantly, on the basis of their ability to represent the interests of all stockholders, rather than the special interests of a particular group.

Information Concerning Nominees
     The persons named in the accompanying form of proxy intend to vote the shares covered by proxies for the election of the director nominees named below. Each nominee is presently a director of Bethlehem and has previously been elected a director by the stockholders. If any nominee shall, prior to the Annual Meeting, become unavailable for election as a director, which is not expected, the persons named in the accompanying form of proxy will vote for such substitute nominee, if any, as may be recommended by the Board of Directors. Directors elected at the Meeting will hold office until the next

Annual Meeting of Stockholders and until their successors have been elected and qualified, or until their earlier resignation, retirement or removal.

Curtis H. Barnette       Mr. Barnette, age 60, has been a director of Bethlehem
                         since 1986. He was elected Chairman and Chief Executive
                         Officer, effective November 1, 1992. He has been an employee of Bethlehem since 1967, holding various positions. Prior to his election as Chairman and Chief
                         Executive Officer, Mr. Barnette had been Secretary of
                         Bethlehem since 1976, General Counsel since 1977, Vice
                         President, Law from 1977 to 1985, and Senior Vice
                         President since 1985. Mr. Barnette is also a director of Metropolitan Life Insurance Company.

Benjamin R. Civiletti    Mr. Civiletti, age 59, was elected a director of
                         Bethlehem in March 1993. He has been Chairman of
                         Venable, Baetjer and Howard, a law firm, since July
                         1993, and a partner since 1981. He had been Managing
                         Partner of that firm from 1987 until 1993. He previously served as Attorney General of the United
                         States from 1979 to 1981. Mr. Civiletti is also a director of MBNA America Bank, N.A., MBNA International
                         Bank Limited and Wackenhut Corrections Corporation.

Worley H. Clark          Mr. Clark, age 62, was elected a director of Bethlehem
                         in March 1993. He retired as Chairman and Chief
                         Executive Officer of Nalco Chemical Company, a manufacturer of specialty chemicals, in June 1994, having held those positions since 1984 and having been an employee of that company since 1960. Mr. Clark is also a director of NICOR Inc., USG Corporation, Northern Trust Company, James River Corporation and
                         Diamond Shamrock Corporation.

John B. Curcio           Mr. Curcio, age 60, was elected a director of Bethlehem
                         in 1988. He was Chief Executive Officer and a director of Mack Trucks, Inc., a manufacturer of heavy-duty trucks, from 1983 until 1989, and Chairman of the Board from 1985 until his retirement. Mr. Curcio is also a director of Minerals Technologies, Inc. and Integrated
                         Components Systems, Inc. and Vice Chairman of Jupiter
                         Logistics, USA, Inc. and Jupiter Logistics, de Mexico,
                         SA de C.V.

Thomas L. Holton         Mr. Holton, age 69, was elected a director of Bethlehem
                         in 1987. He retired from Peat, Marwick, Mitchell & Co., an accounting firm, in 1986 after twenty-eight years as a partner. He served as Chairman and Chief Executive
                         Officer of Peat, Marwick, Mitchell & Co. (U.S.) from
                         1979 until 1984, and as Chairman of Peat Marwick
                         International from 1983 to 1985. Mr. Holton is also a member of the Advisory Board of Potomac Investment
                         Associates.

Lewis B. Kaden           Mr. Kaden, age 52, was elected a director of Bethlehem
                         in March 1994. He has been a partner of Davis Polk &
                         Wardwell, a law firm, and an Adjunct Professor of Law at Columbia University since 1984, where he was a Professor of Law from 1976 to 1984.

Harry P. Kamen           Mr. Kamen, age 61, was elected a director of Bethlehem
                         in 1993. He has been Chairman of the Board and Chief
                         Executive Officer of Metropolitan Life Insurance
                         Company, a mutual life insurance company, since April
                         1993. He has been an employee of Metropolitan since
                         1959, holding various positions. Prior to his election as Chairman of the Board and

                         Chief Executive Officer, Mr. Kamen had been serving as Senior Executive Vice President since October 1991, Executive Vice President from January to September 1991, Executive Vice President and General Counsel from April 1989 to December 1990 and Senior Vice President and General Counsel from January 1987 to March 1989. Mr. Kamen is also a director of Banco Santander.

Winthrop Knowlton        Mr. Knowlton, age 64, was elected a director of
                         Bethlehem in 1986. He is Chairman of Knowlton Brothers,
                         Inc., an investment firm. From 1982 to 1987, he was the director of the Center for Business and Government at the John F. Kennedy School of Government, Harvard
                         University, as well as the Henry R. Luce Professor of Ethics, Business and Public Policy. Mr. Knowlton was
                         Chairman of the Board of Harper & Row Publishers, Inc., a book publisher, from 1979 to 1986 and served as Chief
                         Executive Officer of that company from 1970 through 1981. Mr. Knowlton is also a director of Equitable Life
                         Assurance Society of the United States.

Robert McClements, Jr.   Mr. McClements, age 66, was elected a director of
                         Bethlehem in 1989. He retired in May 1992 as Chairman of the Board and a director of Sun Company, Inc., a diversified energy company, positions he held since
                         1987 and 1979, respectively. Mr. McClements also served as Chief Executive Officer of that company from 1985 until September 1991. Mr. McClements is also a director of Unisys Corporation.

Gary L. Millenbruch      Mr. Millenbruch, age 57, was elected a director of
                         Bethlehem in 1991. Mr. Millenbruch was elected
                         Executive Vice President and Chief Financial Officer, effective November 1, 1992, and Treasurer, effective
                         September 1, 1994. He has been an employee of Bethlehem since 1959, holding various positions. Prior to his election as Executive Vice President and Chief
                         Financial Officer, he had been Senior Vice President and Chief Financial Officer since 1986.

Roger P. Penny           Mr. Penny, age 58, was elected a director of Bethlehem
                         in 1991. Mr. Penny was elected President and Chief
                         Operating Officer, effective November 1, 1992. He has been an employee of Bethlehem since 1958, holding various positions. Prior to his election as President and Chief Operating Officer, Mr. Penny had been Senior
                         Vice President, Steel Operations since 1987.

Dean P. Phypers          Mr. Phypers, age 66, was elected a director of
                         Bethlehem in 1986. He was a Senior Vice President and a director of International Business Machines
                         Corporation, an information technology and computer company, from 1979 and 1982, respectively, until 1987.
                         Mr. Phypers is also a director of American
                         International Group, Inc., Church & Dwight Co., Inc.
                         and Cambrex Corp.

William A. Pogue         Mr. Pogue, age 67, was elected a director of Bethlehem
                         in 1988. He retired in 1989 as Chairman of the Board, President and Chief Executive Officer of CBI
                         Industries, Inc., a manufacturer of storage tanks and industrial gases, positions he had held since 1982 and as a director of that company, a position he had held since 1972. Mr. Pogue is also a director of Nalco
                         Chemical Co. and Amerada Hess Corporation.

John F. Ruffle           Mr. Ruffle, age 57, was elected a director of Bethlehem
                         in 1990. He retired in June 1993 as Vice Chairman of the Board of J. P. Morgan & Co. Incorporated, a bank holding company, and Morgan Guaranty Trust Co. of New
                         York, a commercial bank, positions he held since 1985.
                         Mr. Ruffle is also a director of JPM Advisor Fund, Student Loan Marketing Association (Sallie Mae) and
                         Trident Corporation.

     In addition to the business activities described above, the director nominees also participate in various other business, professional and charitable activities.

Amount and Nature of Beneficial Ownership

     The following table shows the shares of Bethlehem Common Stock beneficially owned, directly or indirectly, by each current director, Messrs. Jordan and Post and all directors and executive officers as a group at March 6, 1995:

                               Shares of       Shares Subject
                             Common Stock      to Acquisition
                            Owned Directly        Within 60               Percent
      Name                 or Indirectly /1/       Days /2/      Total  of Class /3/
- -----------------          -----------------  -----------------  -----  -----------

Curtis H. Barnette                 95,774                                     /4/
Benjamin R. Civiletti                 700                 --       700        /4/
Worley H. Clark                     2,500                 --     2,500        /4/
Herman E. Collier/5/                1,600                 --     1,600        /4/
John B. Curcio                      1,500                 --     1,500        /4/
William C. Hittinger/5/             1,500                 --     1,500        /4/
Thomas L. Holton                    1,700                 --     1,700        /4/
Lewis B. Kaden                      1,500                 --     1,500        /4/
Harry P. Kamen                      1,500                 --     1,500        /4/
Winthrop Knowlton                   1,600                 --     1,600        /4/
Robert McClements, Jr.              1,500                 --     1,500        /4/
Gary L. Millenbruch                62,031                                     /4/
Roger P. Penny                     55,446                                     /4/
Dean P. Phypers                     1,500                 --     1,500        /4/
William A. Pogue                    2,000                 --     2,000        /4/
John F. Ruffle                      1,500                 --     1,500        /4/
John A. Jordan, Jr.                40,113                                     /4/
David P. Post                      23,248                                     /4/

- -------------
30 directors and executive
officers as a group (includ-
ing those named above)            452,945/6/                          /6/     /4/

- -----------------------
      1. The figures shown include shares allocated as of March 6, 1995, to the accounts of participants under the Savings Plan for certain salaried employees of Bethlehem and its subsidiaries.

     Shares of Bethlehem Common Stock acquired by the Trustee, State Street Bank and Trust Company, for purposes of the Savings Plan are allocated to the accounts of participants as of the end of each month. Participants are entitled to provide instructions as to the voting of the shares allocated to their accounts. Shares not allocated to participants' accounts and shares credited to the accounts of participants who do not provide voting instructions are voted in accordance with instructions of the Savings Plan Committee.

      2. The Securities and Exchange Commission deems a person to have beneficial ownership of all shares which that person has the right to acquire within 60 days. The shares indicated represent stock options granted under the 1984 Stock Option Plan and the 1988 and 1994 Stock Incentive Plans of Bethlehem and held by the particular individual or group.

      3. Based upon ____________ total outstanding shares of Common Stock on March 6, 1995.

      4. The number of shares deemed to be owned by each director or executive officer represents less than 1% of the outstanding shares.

      5. Messrs. Collier and Hittinger will retire as directors in April of 1995.

      6. The figure shown includes an aggregate of 1,314 shares held by, or for the benefit of, the immediate families or other relatives of all directors and executive officers as a group. Directors and executive officers disclaim beneficial ownership of all of these shares.

- ---------------------------
     None of the directors or executive officers of Bethlehem own any shares of Bethlehem's Preferred Stock or ESOP Preference Stock.

Committees of the Board
     Bethlehem's Board of Directors has established committees to assist it in the discharge of its responsibilities. The principal committees, their current members and the principal responsibilities of each are described below.

     The Executive Committee is presently comprised of Messrs. Barnette (Chairman), Millenbruch and Penny. The Executive Committee serves as a policy-making and supervisory body for all operations of Bethlehem. It has all the delegable powers of the Board of Directors between meetings of the Board. The Committee meets at appropriate times and met two times during 1994.

     The Finance Committee is presently comprised of Messrs. Barnette (Chairman), Civiletti, Clark, Collier, Curcio, Hittinger, Holton, Kaden, Kamen, Knowlton, McClements, Millenbruch, Penny, Phypers, Pogue and Ruffle. The Finance Committee has the authority to advise and consult with respect to all activities, plans and policies affecting the financial affairs of Bethlehem, including dividends. The Finance Committee meets at appropriate times and met eight times during 1994.

     The Audit Committee is presently comprised of Messrs. Holton (Chairman), Civiletti, Clark, Collier, Kaden, Kamen and Ruffle. The Audit Committee is responsible for making recommendations to the Board of Directors as to the independent auditors of Bethlehem and subsidiaries to be designated and appointed by the Board of Directors, for reviewing with the independent auditors the scope of their examination of the financial statements of Bethlehem, for meeting with representatives of the independent auditors to review and consider questions relating to their examination and any other report submitted, for reviewing generally with the independent auditors and internal auditors the internal accounting controls and auditing procedures of Bethlehem and for reviewing other professional services performed for Bethlehem by the independent auditors. From time to time, the Audit Committee meets with the independent auditors and Bethlehem's internal auditors without members of Bethlehem's management being present. The Audit Committee meets at appropriate times and met four times during 1994.

     The Compensation Committee is presently comprised of Messrs. Pogue (Chairman), Curcio, Hittinger, Knowlton, McClements and Phypers. The Compensation Committee is responsible for administering Bethlehem's executive compensation programs and for determining the compensation of Bethlehem's executive officers. The members of the Committee do not participate in the executive compensation programs the Committee administers. The Committee's report on executive compensation can be found beginning on page ___ of this Proxy Statement. The Compensation Committee meets at appropriate times and met five times during 1994.

     The Committee on Directors is presently comprised of Messrs. Phypers (Chairman), Civiletti, Clark, Collier, Curcio, Hittinger, Holton, Kaden, Kamen, Knowlton, McClements, Pogue and Ruffle. The Committee on Directors has the authority to search for persons qualified to be members of the Board and to make recommendations with respect thereto to the Board, to review and evaluate members of the Board, the Committees of the Board, and procedures and policies of the Board and to review and evaluate the performance of the Corporation and the management thereof. The Committee is also responsible for management evaluation and succession review. If any stockholder wishes to recommend a nominee for membership on the Board of Directors, he should write to the Secretary of Bethlehem specifying the name of the nominee and the qualifications of such nominee for membership on the Board of Directors. Each submission must include the written consent of the person proposed for nomination indicating that the person is willing and able to serve as a director of Bethlehem. All such recommendations will be brought to the attention of the Committee on Directors. The Committee on Directors meets at appropriate times and met four times during 1994.


                       AMENDMENT OF ARTICLE FOURTH OF THE
           SECOND RESTATED CERTIFICATE OF INCORPORATION OF BETHLEHEM
          TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     Another purpose of the Meeting is to take action upon a proposed amendment of Article Fourth of the Second Restated Certificate of Incorporation. The Board of Directors has unanimously approved an increase in the number of authorized shares of common stock $1 par value per share ("Common Stock") from 150,000,000 to 250,000,000 shares.

     As of March 1, 1995, there were 109,8xx,xxx shares of Common Stock issued and outstanding and 1,996,715 shares held in Bethlehem's treasury. Approximately 30,000,000 additional shares of Common Stock were reserved for issuance upon conversion into Common Stock of Bethlehem's outstanding series of Preferred and Preference Stock and in connection with Bethlehem's stock incentive and other employee benefit plans. This left a balance of approximately 13,xxx,xxx authorized but unissued shares and treasury shares available and unreserved for future use.

     The Board of Directors believes Bethlehem's ability to meet business requirements and to take advantage of financial opportunities would be enhanced substantially if the proposed increase in authorized shares is approved. The additional shares of Common Stock could be used to meet any proper corporate purpose, including, without limitation, raising of additional capital, acquisitions, issuance pursuant to stock option or other employee benefit or incentive compensation plans, and availability upon conversion of debt or equity securities. No stockholder of Bethlehem has or, as a result of the proposed amendment, would have any preemptive right to subscribe for, purchase or otherwise acquire any stock of Bethlehem. Accordingly, if the proposed amendment is approved, a substantial amount of Common Stock would be available for issuance to any entity which might wish to make an investment in Bethlehem on terms deemed by the Board of Directors to be in the best interests of Bethlehem and its stockholders. There currently are no plans for or negotiations relating to any such investment.

     While not the intent of the Board of Directors, approval of the proposed amendment could have the effect of discouraging a takeover attempt in that Bethlehem's Board could consider issuing the additional shares of Common Stock to impede any unsolicited bid for control of Bethlehem which the Board believed was not in the best interests of Bethlehem and its stockholders. Availability as a defensive response to a takeover attempt was not a motivating factor in the Board's approval of the proposed amendment. No takeover bid has been proposed to or discussed with Bethlehem and, to Bethlehem's best knowledge, no such bid is under consideration.

     If the proposed amendment is approved, the Board of Directors could authorize the issuance of additional shares (up to the new maximum number of authorized shares) for any proper purpose without further stockholder approval, unless otherwise required by applicable law or by the rules of the New York

Stock Exchange or any other stock exchange on which Bethlehem's securities are listed. Bethlehem does not have any current plans to issue any additional shares of Common Stock (other than as may be necessary or appropriate in connection with existing employee benefit plans or upon conversion of outstanding shares of Preferred and Preference Stock). However, the Board of Directors believes that if authorization of any increase in the Common Stock were postponed until a specific need arose, the delay and expense incident to obtaining the approval of stockholders at that time could significantly impair Bethlehem's ability to meet its financing or other objectives.

     The additional shares of Common Stock for which authorization is sought would be identical to the shares of Common Stock now authorized. The authorization of additional shares of Common Stock would not have any effect on the rights of existing security holders. However, issuance of additional shares of Common Stock would dilute the voting rights of present holders of Common Stock. In addition, depending upon the consideration received for the issuance of any additional shares of Common Stock and other relevant facts and circumstances, it is possible that issuance of such Common Stock could have a dilutive effect on the stockholders' equity and earnings per share attributable to such present holders.

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock and ESOP Preference Stock that are entitled to vote at the Annual Meeting, voting together as a single class, is required for approval of the amendment.

     The first paragraph of Article Fourth of the Second Restated Certificate of Incorporation, including the changes effected by the proposed amendment to increase the number of authorized shares of Common Stock, will be substantially in the form set forth in Exhibit A attached to this Proxy Statement.

      The Board of Directors recommends that the Stockholders vote FOR the proposed amendment of Article Fourth to increase the number of authorized shares of Common Stock.


            RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors, on the recommendation of the Audit Committee, has appointed the firm of Price Waterhouse LLP ("Price Waterhouse") as independent auditors to examine the financial statements of Bethlehem and its consolidated subsidiaries for the year 1995.

     Price Waterhouse is a member of the SEC Practice Section of the American Institute of Certified Public Accountants and has submitted a copy of their peer review results to the Audit Committee. The peer review consists of a review and evaluation of the quality of a firm's accounting and auditing services by partners and managers from another CPA firm or from several CPA firms.

     Price Waterhouse states that no partner or professional employee of that firm has any direct financial interest or any material indirect financial interest in Bethlehem or in any of its subsidiaries.

     Representatives of Price Waterhouse are expected to be present at the Annual Meeting of Stockholders with an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

     The affirmative vote of the holders of a majority of the shares of Common Stock and of ESOP Preference Stock that are present in person or by proxy and entitled to vote at the Annual Meeting, voting together as a single class, is required for ratification of the appointment of the independent auditors.

The Board of Directors recommends that stockholders vote FOR ratification of the appointment of the independent auditors.

                             EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation
     Bethlehem's executive compensation programs are designed to attract, retain and motivate highly qualified executives to cause the best possible performance from them. Compensation for Bethlehem's executives is based both on individual performance, and upon corporate and business unit performance, and consists of the following elements:

     . Salaries that are determined by individual contribution and performance, and that are competitive in the marketplace.

     . Incentive compensation bonuses that, if paid, are directly linked to corporate and business unit profitability.

     . Long term stock incentives that are designed to align the interests of the executives with those of the stockholders and to increase the long term retention of key employees.

     . A broad-based employee benefits program which includes a pension program, a savings plan, group medical coverage and life insurance.

     The Compensation Committee of the Board of Directors is responsible for administering Bethlehem's executive compensation programs and for determining the compensation of Bethlehem's executive officers. The Committee has available to it extensive compensation surveys (primarily with respect to salaries, annual incentive compensation and stock options), independent compensation consultants and information about executive compensation within the steel industry and other industry groups. The Committee is composed of directors who are not current or retired employees of Bethlehem and who do not participate in the executive compensation programs which the Committee administers.

     Salaries. The Committee believes the salary of an executive must be based primarily on the executive's level of responsibility and performance. In addition, the Committee believes that salaries should be competitive with executive salaries provided by other corporations in the steel business, including the peer group of integrated steelmakers shown in the comparative performance chart on page ___, and by other manufacturing companies of comparable size and complexity. The Committee reviews both publicly available information about the salaries paid to executive officers of other steel companies and broad survey data from over 300 manufacturing, non-utility and non-financial services companies to determine salary levels that compare to those at companies with similar business performance, measured by such criteria as revenue, return on assets and return on equity. Salary levels for Bethlehem's executives are targeted at the median of such survey data for companies with annual revenues of between $3 billion and $6 billion. Since duties, responsibilities and experience of an executive officer may differ from survey norms in both content and scope, adjustments are made by the Committee in its judgment for those factors as well as for individual performance. Consequently, some salaries are lower and some higher than survey medians. The Committee conducts periodic reviews of executive officer salaries and makes adjustments as warranted. The increase in the 1994 salaries of the executive officers named in the Summary Compensation Table was based on individual performance and the significant improvement in Bethlehem's financial results in 1993 compared to 1992. 1994 salary levels for these officers do not, in the Committee's opinion, significantly deviate from survey medians described above.

     Incentive Compensation Bonuses. The Committee believes that competitive salaries should be supplemented by incentive compensation bonus awards which are directly linked to performance-oriented goals as measured by Bethlehem's annual business plan. The awards may be granted in cash, stock or a combination thereof.

     Incentive compensation bonus awards for executive officers are paid pursuant to a profit sharing plan for essentially all salaried employees. Under the plan, employees and executive officers have the opportunity to earn a targeted percentage of base salary which increases with higher position levels, thereby placing a greater percentage of compensation at risk for those with greater responsibility. For the chief executive officer and the other four executive officers named in the Summary Compensation Table, payment of incentive compensation under this program is based entirely on the achievement of corporate profitability goals, and for 1994 was targeted at 50% of base salary, not to exceed 100% of base salary. For other executive officers, incentive payments are based in part on the achievement of corporate profitability goals and in part on the achievement of business unit or departmental profitability goals or cost objectives. For 1994, Mr. Barnette and each of the other four officers named in the Summary Compensation Table received
an incentive compensation bonus award equal to approximately     % of base
salary based on Bethlehem's 1994 net income.

     Long Term Stock Incentives. The Committee believes that stock incentives are an important element of Bethlehem's executive compensation program. They align the interests of Bethlehem's executives with those of the stockholders and increase the long-term retention of key employees. As discussed below, the Committee has made stock option and restricted stock awards to executive officers and other key employees under its stock incentive plans. Stockholders approved the 1994 Stock Incentive Plan at the 1994 Annual Meeting of Stockholders.

     Executive officers and other key employees have received annual grants of stock options under Bethlehem's stock incentive plans. The Committee believes that stock options provide an incentive that focuses the executive's attention on managing Bethlehem from the perspective of an owner with an equity stake in the business. Options are awarded with an exercise price equal to the market price of Common Stock on the date of grant and have a maximum term of ten years. Options awarded in 1994 become exercisable for half of the option shares two years from the date of grant and for the remaining half of the option shares four years from the date of grant and were awarded in tandem with stock appreciation rights. Executives are encouraged to hold the stock received through the exercise of options and stock appreciation rights. In determining the number of option shares to be awarded to an executive officer, the Committee considers the performance of the individual and annual salary level. The Committee, in its judgment, may adjust the number of shares based on a comparison of option awards (using grant date value) of the survey companies described under "Salaries". The Committee, in its judgment, may elect to reduce the size of an award if an executive has disposed of shares received through any previous exercise of options or stock appreciation rights. Applying these factors, during 1994 the Committee awarded 301 key employees, including Mr. Barnette and the other executive officers named in the table on page ___, options to purchase Bethlehem Common Stock at a price of $20.375 per share (the fair market value of Bethlehem Common Stock on the date of the award). The awards to Mr. Barnette and the other named executive officers in the table on page ___ are generally less than option awards at the survey companies.

     The Committee has also implemented a Key Employee Stock Investment Award Program under the 1994 Stock Incentive Plan which is designed to increase the long-term retention of key employees, encourage their ownership of stock, and align their interests with the interests of the stockholders. Under this Program, executive officers and other key employees have been awarded restricted shares of Common Stock which may not be sold, transferred or assigned while the shares are restricted. Depending upon the age of the recipient at the time of the award, unless otherwise determined by the Committee the restrictions on the shares generally expire either (i) at the later of age 62 or retirement or (ii) after five years as to one-half of the shares awarded and at the later of age 62 or retirement as to the remaining shares. The shares are forfeited if the employee voluntarily leaves the employment of Bethlehem or is terminated for cause before the restrictions expire. The size of restricted stock awards under this Program is determined by the Committee in its judgment based on a number of factors including level of responsibility, individual performance and potential to make a contribution to Bethlehem's future success, overall corporate progress toward achieving sustained profitability and the Committee's understanding of restricted stock practice at other companies. The Committee assigns no specific weight to any of these factors when making its determinations. In order to retain and motivate Mr. Barnette and the other named executive officers and further align their interests with those of the stockholders, the Committee determined that it was appropriate to award each of them restricted shares of
Common Stock under the Key Employee Stock Investment Award Program in        .
Mr. Barnette was awarded           shares, Mr. Penny,           shares, Mr.

Millenbruch,           shares, Mr. Jordan,           shares, and Mr. Post,
shares. The shares are restricted and may not be sold, transferred or assigned until age 62. The shares will be forfeited if the recipients voluntarily leave the employment of Bethlehem or are terminated for cause before the restrictions expire. The size of the awards was based on the factors discussed above.

     Compensation of Chief Executive Officer. In establishing Mr. Barnette's salary for 1994, the Committee considered the salaries of chief executive officers of other steel companies and companies of similar size and complexity, Mr. Barnette's performance, and the significant improvement in Bethlehem's financial results in 1993 compared to 1992 (a $234 million improvement excluding restructuring charges and the cumulative effect of accounting changes). In addition, a number of important goals were achieved during 1993, including the decentralization of operations into separate business units better able to respond rapidly to customer needs, the implementation of new long term labor contracts at the principal business units, the achievement of significant remedies in trade cases against unfairly traded steel imports and public policy initiatives including international trade, the advancement of important modernization projects at Burns Harbor and Pennsylvania Steel Technologies, the receipt by Sparrows Point of ISO 9002 quality certification, the significant reduction in general corporate overhead costs and the continued reengineering of corporate service functions, including the information technology partnership with Electronic Data Systems, establishing a new Corporate Services Division and a new Benefits Services Division, and the successful completion of two major corporate financings.

     Mr. Barnette received an incentive compensation bonus award for 1994 which is discussed under Incentive Compensation Bonuses above. Stock option and restricted stock awards received by Mr. Barnette during 1994 are discussed under Long Term Stock Incentives above.

     Limitation on Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code denies a publicly held corporation, such as Bethlehem, a federal income tax deduction for compensation in excess of $1 million per year paid to or accrued for each of its chief executive officer and four other most highly compensated executive officers. Certain "performance based" compensation, such as stock options awarded under Bethlehem's 1994 Stock Incentive Plan are not subject to the limitation on deductibility. Final regulations have not yet been adopted under this new Internal Revenue Code provision.

     Based on Bethlehem's substantial net loss carryforwards ($1.7 billion at December 31, 1994) and the levels of compensation of Bethlehem's executive officers, the Committee continues to believe that the limitation on deductibility of executive compensation is currently not material to Bethlehem. Nevertheless, the Committee will continue to review the situation in light of the final regulations and future events with an objective of achieving deductibility to the extent appropriate. Restricted stock awards under the Key Employee Stock Investment Award Program are not exempt from the limitation, but the Committee feels that such awards are a necessary and appropriate incentive to motivate executives and align their interests with the interests of stockholders.

                              Compensation Committee

                              William A. Pogue, Chairman
                              John B. Curcio
                              William C. Hittinger
                              Winthrop Knowlton
                              Robert E. McClements, Jr.
                              Dean P. Phypers

Summary Compensation Table
     The following table shows the aggregate compensation awarded or paid to, or earned by, Bethlehem's chief executive officer and each of Bethlehem's other four most highly compensated executive officers.

                                           Annual Compensation                      Long Term Compensation
                               -------------------------------------------          ----------------------
                                                                                                     Shares
                                                                 Other                              Underlying
                                                                 Annual            Restricted        Options/
                                                                 Compen-           Stock              SARs       All Other
                           Salary ($)         Bonus/2/ ($)       sation/3/ ($)     Award/4/ ($)      Awards (#)  Compensation/5/ ($)
                           ------             -----              ------            -----             ------      ------------
Curtis H. Barnette
Chairman and Chief
Executive Officer
    1994                  $                  $     /2/                             $       /4/                        $
    1993                   500,000                0             $ 95,647/3/         648,750          50,000            50,976
    1992                   383,333/1/             0                    0                  0          18,000            36,016

John A. Jordan, Jr.
Senior Vice President
    1994                                           /2/                                     /4/
    1993                   302,500                0               90,337/3/         108,125          19,000            30,405
    1992                   280,000                0                    0                  0          14,000            24,536

Gary L. Millenbruch
Executive Vice President
and Treasurer
    1994                                           /2/                                     /4/
    1993                   375,000                0              251,185/3/         216,250          23,500            33,898
    1992                   337,500                0                    0                  0          16,500            27,084

Roger P. Penny
President
    1994                                           /2/                                     /4/
    1993                   425,000                0              243,581/3/         216,250          26,000            37,171
    1992                   345,833                0                    0                  0          16,500            26,843

David P. Post
Senior Vice President
    1994                                           /2/                                     /4/
    1993                   250,000                0               61,954/3/         108,125          15,000            22,591
    1992                   192,167                0                    0                  0           6,000            16,138

1. Mr. Barnette was elected chief executive officer of Bethlehem effective November 1, 1992. His compensation for 1992 consists primarily of compensation paid and stock options awarded for the first ten months of 1992 prior to his election as chief executive officer.

2. Each executive named in the table received an annual incentive compensation
   bonus award for 1994 equal to approximately    % of base salary at year end
   1994 based on Bethlehem's 1994 net income.

3. Represents the amount of payments to cover tax liabilities arising from the purchase of individually owned annuities to secure a portion of the unfunded retirement benefits payable to such officers under the Excess Benefit Plan and Supplemental Benefits Plan.

4. Fair market value at date of issuance of restricted shares of Common Stock awarded under the Key Employee Stock Investment Award Program. As discussed in the Compensation Committee Report on Executive Compensation, in
   , each of these officers was awarded shares of restricted stock under the Key Employee Stock Investment Award Program with an aggregate value based on a market value of $20.375 per share on the date of award as follows: Mr.
   Barnette,           shares with an aggregate value of $           ; Mr.
   Jordan,         shares with an aggregate value of $         ; Mr.
   Millenbruch,           shares with an aggregate value of $          ; Mr.
   Penny,           shares with an aggregate value of $          ; and Mr. Post,
   shares with an aggregate value of $          .  The shares are restricted and
   may not be sold, transferred or assigned until age 62. The shares will be forfeited if the recipients voluntarily leave the employment of Bethlehem or are terminated for cause before the restrictions expire.

   The aggregate number of shares of restricted stock awarded under the Key Employee Stock Investment Award Program and held by each of the named individuals at December 31, 1994 and the aggregate value of these shares based on a market value of $18.00 per share at December 31, 1994 is as
   follows: Mr. Barnette,          restricted shares with a value of $       ;
   Mr. Jordan,           restricted shares with a value of $                 ;
   Mr. Millenbruch,          restricted shares with a value of $             ;
   Mr. Penny,           restricted shares with a value of $              ; and
   Mr. Post,         restricted shares with a value of $           .

5. "All Other Compensation" consists of the following components:

                                                                            1994       1993       1992
                                                                            ----       ----       ----
     C. H. Barnette
     --------------
         (1) Supplemental Insurance cost                                   $        $10,486     $9,457
         (2) Matching Company contribution to Savings Plan                            6,289      6,103
         (3) Cash or single premium annuities purchased to cover
             shortfall of matching Company contribution to
             Savings Plan due to Internal Revenue Code limitation                    25,000     14,600
         (4) Value of split dollar insurance benefit*                                 9,201      5,856

     J. A. Jordan, Jr.
     -----------------
         (1) Supplemental Insurance cost                                   $         $7,498     $6,769
         (2) Matching Company contribution to Savings Plan                            6,289      6,103
         (3) Cash or single premium annuities purchased to cover
             shortfall of matching Company contribution to
             Savings Plan due to Internal Revenue Code limitation                    10,500      8,000
         (4) Value of split dollar insurance benefit*                                 6,118      3,664

     G. L. Millenbruch
     -----------------
         (1) Supplemental Insurance cost                                   $         $6,952     $6,274
         (2) Matching Company contribution to Savings Plan                            6,289      6,103
         (3) Cash or single premium annuities purchased to cover
             shortfall of matching Company contribution to
             Savings Plan due to Internal Revenue Code limitation                    15,800     11,700
         (4) Value of split dollar insurance benefit*                                 4,857      3,007

     R. P. Penny
     -----------
         (1) Supplemental Insurance cost                                   $        $4,901      $4,431
         (2) Matching Company contribution to Savings Plan                           6,289       6,103
         (3) Cash or single premium annuities purchased to cover
             shortfall of matching Company contribution to
             Savings Plan due to Internal Revenue Code limitation                   19,500      12,200
         (4) Value of split dollar insurance benefit*                                6,481       4,109

     D. P. Post
     ----------
         (1) Supplemental Insurance cost                                   $        $5,077      $4,593
         (2) Matching Company contribution to Savings Plan                           6,289       6,121
         (3) Cash or single premium annuities purchased to cover
             shortfall of matching Company contribution to
             Savings Plan due to Internal Revenue Code limitation                    6,700       2,416
         (4) Value of split dollar insurance benefit*                                4,525       3,008

- ---------------------
    * Split Dollar Insurance is in lieu of the Group Term Life Insurance generally provided by Bethlehem to its salaried employees. Each executive pays his own premium for the term life portion of the insurance policy. Bethlehem is reimbursed for the total premium amount advanced out of the proceeds of the insurance policy if the individual dies while the split dollar arrangement is in effect or out of the built-up cash value of the policy if the arrangement terminates prior to the death of the individual. As security for repayment, Bethlehem is a collateral assignee of the policy to the extent of any such unreimbursed premium.


Stock Option/SAR Grants In 1994/1/
- -------------------------------

                                                                                                 Potential
                                                                                                 Realizable
                               Individual Grants                                              Value at Assumed  Historic (1984-1994)
- -----------------------------------------------------------------------------------------      Annual Rates of    Annual Rate of
                           Number      Percent of Total                                          Stock Price      Stock Price
                         of Shares       Options/SARs                                          Appreciation for   Appreciation
                        Underlying          Granted            Exercise                        Option Term/2/       (Decline)
                       Options/SARs      to Employees           Price        Expiration      -------------------  ----------------
                        Granted (#)         in 1994          (per share)        Date           5%          10%         (1%)
                       ------------    ----------------      -----------     ----------      ------       ------       ----

Curtis H. Barnette                               %             $20.375        4-27-04        $            $             0

John A. Jordan, Jr.                              %              20.375        4-27-04                                   0

Gary L. Millenbruch                              %              20.375        4-27-04                                   0

Roger P. Penny                                   %              20.375        4-27-04                                   0

David P. Post                                    %              20.375        4-27-04                                   0

All Optionees (301                               %              20.375        4-27-04                                   0
executive officers
and key employees)

- -------------------------

1. All stock options granted in 1994 were granted in tandem with stock appreciation rights ("SARs"), have a term of ten years, and may be exercised for up to one-half of the shares covered by the option commencing two years from the date of grant and for the remaining half of the shares covered by the option commencing four years from the date of the grant. The exercise price (per share) of the option is the market price of Common Stock on the date the option is awarded.

2. These amounts represent assumed rates of appreciation only. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall market conditions. As is shown in the next column by the historic (1984-1994) annual rate of stock price decline for Bethlehem Common Stock during the last ten years, there can be no assurance that the amounts reflected in these columns will be achieved.


Aggregated Stock Option/SAR Exercises In 1994 and 12/31/94 Stock Option Values

                                                                         Number of Shares               Value of Unexercised
                                                                      Underlying Unexercised                 In-the-Money
                                                                     Options/SARs at 12/31/94         Options/SARs at 12/31/94
                               Shares Acquired        Value         ----------------------------     ----------------------------
                                on Exercise (#)      Realized        Exercisable / Unexercisable      Exercisable / Unexercisable
                              ------------------     --------       ------------   -------------     ------------   -------------
Curtis H. Barnette                                   $                           /                   $            /

John A. Jordan, Jr.                                                              /                                /

Gary L. Millenbruch                                                              /                                /

Roger P. Penny                                                                   /                                /

David P. Post                                                                    /                                /

Pension Plan Table

                                                       Estimated Annual Retirement Benefit
                                 --------------------------------------------------------------------------

                                    25                   30                    35                    40
                                   Years                Years                 Years                 Years
    Covered                         of                   of                    of                    of
   Compensation                   Service              Service               Service               Service
   ------------                  ---------            ---------             ---------             ---------
     $100,000                    $ 37,500              $ 45,000              $ 52,500              $ 60,000
      200,000                      75,000                90,000               105,000               120,000
      300,000                     112,500               135,000               157,500               180,000
      400,000                     150,000               180,000               210,000               240,000
      500,000                     187,500               225,000               262,500               300,000
      600,000                     225,000               270,000               315,000               360,000

     The table above shows the estimated annual retirement benefit (before any deductions, including social security benefits) payable in the aggregate to Bethlehem's named executive officers under its qualified defined benefit pension plan, its Excess Benefit Plan and its Supplemental Benefits Plan. The benefit levels in the table assume retirement at age 62, the years of service shown, and payment in the form of a single life annuity. Individually owned annuities were purchased in 1993 to secure a portion of the unfunded benefits payable to the named executive officers under the Excess Benefit Plan and the Supplemental Benefits Plan. The amount of the benefits which were funded by the purchase of the annuities was based on the funded level of Bethlehem's defined benefit pension plan at June 30, 1993.

     Covered compensation for purposes of determining retirement benefits for the named executive officers generally consists of salary and 50% of incentive compensation reported in the "Bonus" column in the Summary Compensation Table. The monthly retirement benefit payable is generally determined by multiplying average monthly covered compensation for the highest consecutive 60 months in the last 120 months of continuous service times 1.5% times the number of credited years of service. Benefits are subject to a deduction for social security benefits as well as certain other adjustments.

     As of December 31, 1994 the credited years of service under the Pension Plan or Supplemental Benefits Plan for Messrs. Barnette, Jordan, Millenbruch, Penny and Post were 32 years, 37 years, 35 years, 36 years and 38 years, respectively.


Comparative Stock Performance
     The following graph compares the cumulative total stockholder return on Bethlehem Common Stock for the last five years with the cumulative total return for the same period of the Standard & Poor's 500 Stock Index (S&P 500) and a peer group of publicly-traded integrated steelmakers described below. The graph assumes the investment of $100 in Bethlehem Common Stock, the S&P 500 and the peer group on December 31, 1989 and reinvestment of all dividends. The total return for the peer group has been weighted for market capitalization at the beginning of each period.

     The peer group consists of Armco, Inc., Inland Steel Industries, LTV Corporation, National Steel Corporation and the U.S. Steel Group of USX Corporation. Information has only been included for (1) LTV common stock at December 31, 1993 and 1994, (2) National Steel Corporation at December 31, 1993 and 1994, and (3) the U.S. Steel Group of USX Corporation for December 31, 1991-1994 since public trading did not commence in those stocks until 1993, 1993 and 1991, respectively.


                             [GRAPH APPEARS HERE]

- --------------------------------------------------------------------------------
                         1989     1990     1991     1992      1993     1994
- --------------------------------------------------------------------------------
Bethlehem Steel        $100.00   $82.00   $79.96   $91.38   $116.36  $102.80
 Corporation

S&P 500                $100.00   $96.89  $126.42  $136.05   $149.76  $149.55

Peer Group             $100.00   $65.25   $66.93   $81.30    $97.37  $100.19
- --------------------------------------------------------------------------------

                             ADDITIONAL INFORMATION

Indemnification Assurance Agreements
     It is and has been Bethlehem's policy to indemnify its officers and directors against any costs, expenses and other liabilities to which they may become subject by reason of their service to Bethlehem, and to insure its directors and officers against such liabilities, as and to the extent permitted by applicable law and in accordance with the principles of good corporate governance. In this regard, Article IX of Bethlehem's By-laws requires Bethlehem to indemnify its directors and officers to the maximum extent permitted by the General Corporation Law of the State of Delaware.

     Pursuant to this policy, Bethlehem has entered into individual Indemnification Assurance Agreements with each of its directors and executive officers pursuant to which Bethlehem has agreed to indemnify each of its directors and executive officers to the full extent provided by applicable law and the By-laws of Bethlehem as currently in effect. In addition, Bethlehem has established in connection with its indemnification policy an irrevocable letter of credit in an aggregate amount of $5 million to assure payment to each director and executive officer of any amounts to which they may become entitled as indemnification pursuant to the By-laws in the event that, for any reason, Bethlehem shall not pay to them any such indemnification.

     Section 102(b)(7) of the General Corporation Law of the State of
Delaware permits a Delaware corporation to include in its certificate of incorporation a provision eliminating the potential monetary liability of a director to the corporation or its stockholders for breach of fiduciary duty as a director, provided that such provision shall not eliminate the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for improper payment of dividends, or (iv) for any transaction from which the director receives an improper personal benefit. Bethlehem's Second Restated Certificate of Incorporation includes such a provision in Article Ninth thereof.

Stockholders
     Holders of record of Bethlehem's Common Stock and ESOP Preference
Stock at the close of business on March 6, 1995 ("Record Date"), are entitled to notice of the Annual Meeting and to vote at the Meeting the shares held on that date. Each share of Common Stock and ESOP Preference Stock is entitled to one vote. On the Record Date, a total of ______________ shares of Common Stock of Bethlehem, owned of record by approximately ________ stockholders, were outstanding and a total of ________________ shares of Preference Stock of Bethlehem, owned of record by a trustee under a qualified plan for approximately _________ participants, were outstanding. Set forth below are the only persons who, to the knowledge of the Board of Directors, were the beneficial owners of 5% or more of Bethlehem's Common Stock on the Record Date:

                Name and Address of             Number of    Percent of
                  Beneficial Owner               Shares        Class
     ------------------------------------       ---------    ----------
     [To come.]

     To the knowledge of the Board of Directors, there were no persons who beneficially owned 5% or more of the ESOP Preference Stock on the Record Date.


Other Matters
     Management and the Board of Directors do not know of any matters other than those set forth in the form of proxy that will be presented for consideration at the 1995 Annual Meeting. However, execution of a proxy, unless otherwise indicated, confers on the persons named as proxies discretionary authority to vote the shares represented in accordance with their best judgment on other business, if any, that may properly come before the Meeting.

     The cost of soliciting proxies will be borne by Bethlehem. A number of its officers and regular employees may solicit proxies personally and by telephone. Bethlehem has engaged Georgeson & Company, Inc. to assist in soliciting proxies from brokers, bank nominees and institutional holders for an estimated fee of $10,000 plus expenses. Arrangements have been made for brokerage houses, nominees and other custodians and fiduciaries to send proxy material to their principals, and Bethlehem will reimburse them for their expenses in doing so.


                                                                  March 15, 1995

                                                                       Exhibit A


            Deletions are in brackets; new language is underscored.


                            Proposed Revised Form of
                       First Paragraph of Article Fourth
          of Bethlehem's Second Restated Certificate of Incorporation
          -----------------------------------------------------------


          FOURTH. The total number of shares of all classes of stock which the Corporation shall have authority to issue is [one] two hundred ninety million
                                                   ---
[190,000,000], (290,000,000), of which (i) twenty million (20,000,000) shares
               --------------
are to be Preferred Stock (hereinafter called the "Preferred Stock"), of the par value of one dollar ($1) each; (ii) twenty million (20,000,000) shares are to be Preference Stock (hereinafter called the "Preference Stock"), of the par value of one dollar ($1) each; and (iii) [one] two hundred fifty million [150,000,000]
                                         ---
(250,000,000) shares are to be Common Stock (hereinafter called the "Common
- -------------
Stock"), of the par value of one dollar ($1) each.

                 [No changes to remainder of Article Fourth.]

                               [Front]



                          BETHLEHEM STEEL CORPORATION
                               1170 Eighth Avenue
                           Bethlehem, PA  18016-7699
P
R           This Proxy is Solicited on Behalf of the Board of Directors
O             for the Annual Meeting of Stockholders, April 25, 1995
X
Y
       The undersigned hereby appoints Curtis H. Barnette, Roger P. Penny and Gary L. Millenbruch the proxies (each with power to act alone and with power of substitution) of the undersigned to represent and vote the shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Bethlehem Steel Corporation to be held on April 25, 1995, and at any adjournment or postponement thereof, as hereinafter specified and, in their discretion, upon such other matters as may properly come before the Meeting.


             Election of Directors. Nominees:

             C. H. Barnette, B. R. Civiletti, W. H. Clark, Jr., J. B. Curcio,
             T. L. Holton, L. B. Kaden, H. P. Kamen, W. Knowlton,
             R. McClements, Jr., G. L. Millenbruch, R. P. Penny, D. P. Phypers,
             W. A. Pogue, J. F. Ruffle


       You are encouraged to specify your choice by marking the appropriate boxes on the reverse side. On matters on which you do not specify a choice, your shares will be voted in accordance with the recommendation of Bethlehem's Board of Directors. Please mark, sign, date and return this proxy promptly using the enclosed envelope.

                                                            [SEE REVERSE SIDE]

                                                     [Back]

[X]  Please mark your votes
     as in this example.

          If this card is properly executed, shares will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3.

Bethlehem's Board of Directors recommends a vote FOR election of directors and Proposals 2 and 3.

                                            FOR     WITHHELD
1.   Election of Directors. (see reverse)  [   ]     [   ]

     For, except vote withheld from the following nominee(s):

     --------------------------------------------------------

                                                   FOR      AGAINST   ABSTAIN
2.   Increase in number of authorized shares of   [   ]      [   ]     [   ]
     Common Stock.


                                                   FOR      AGAINST   ABSTAIN
3.   Ratification of appointment of Independent   [   ]      [   ]     [   ]
     Auditors.



SIGNATURE(S):                                        DATE
              ------------------------------------        ---------------------

NOTE: Please sign exactly as name appears above. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                   [Front]


                          BETHLEHEM STEEL CORPORATION
                               1170 Eighth Avenue
                            Bethlehem, PA 18016-7699

    Savings Plan for Salaried Employees of Bethlehem Steel Corporation and
                              Subsidiary Companies
   Voting Instructions for the Annual Meeting of Stockholders, April 25, 1995


To Employee Benefits Administration Committee:

The undersigned hereby instructs you to vote, in person or by proxy, upon all matters properly brought before the Annual Meeting of Stockholders of Bethlehem Steel Corporation to be held on April 25, 1995, and any adjournment or postponement thereof, the shares of stock which were allocated to my account as of March 6, 1995 under the Savings Plan for Salaried Employees of Bethlehem Steel Corporation and Subsidiary Companies.


     Election of Directors. Nominees:

     C. H. Barnette, B. R. Civiletti, W. H. Clark, J. B. Curcio, T. L. Holton,
     L. B. Kaden, H. P. Kamen, W. Knowlton, R. McClements, Jr.,
     G. L. Millenbruch, R. P. Penny, D. P. Phypers, W. A. Pogue, J. F. Ruffle


If you return this card properly signed but do not otherwise specify on the reverse side, shares will be voted FOR Proposals 1, 2 and 3. If you do not return this card, shares will be voted by the Trustee in accordance with instructions of the Employee Benefits Administration Committee.

                                                              [SEE REVERSE SIDE]
                                     [Back]

[X]  Please mark your votes
     as in this example.

          If this card is properly executed, shares will be voted in the manner directed herein by the undersigned. If no direction is made, shares will be voted FOR Proposals 1, 2 and 3.

Bethlehem's Board of Directors recommends a vote FOR election of directors and Proposals 2 and 3.

                                              FOR     WITHHELD
1.   Election of Directors. (see reverse)    [   ]     [   ]

     For, except vote withheld from the following nominee(s):

     --------------------------------------------------------

                                                    FOR       AGAINST   ABSTAIN
2.   Increase in number of authorized shares of    [   ]       [   ]     [   ]
     Common Stock.


                                                    FOR       AGAINST   ABSTAIN
3.   Ratification of appointment of Independent    [   ]       [   ]     [   ]
     Auditors.



SIGNATURE(S):                                         DATE
              -------------------------------------       ------------------

NOTE: Please mark, date, sign as name appears above and return in enclosed envelope.

               Savings Plan for Salaried Employees of
         Bethlehem Steel Corporation and Subsidiary Companies


To Participants in the Savings Plan:

     The enclosed form is for use in causing the shares of Common Stock of Bethlehem Steel Corporation acquired with your own and/or Company contributions and allocated to your Savings Plan account to be voted in accordance with your instructions at the 1995 Annual Meeting of Stockholders of Bethlehem. The 1994 Annual Report of Bethlehem and the Proxy Statement, dated March 15, 1995, relating to matters to be voted on at the Meeting, are enclosed.

     If you wish to have the shares allocated to your Savings Plan account voted in accordance with your instructions, you should specify your choices on the enclosed form, sign and date it and forward it to First Valley Bank in the enclosed, pre-addressed, stamped envelope. To preserve confidentiality, voting instructions from Savings Plan participants will be tabulated by First Valley Bank, which will certify the results to the Employee Benefits Administration Committee. Your individual voting instructions will not be seen by Bethlehem, the Employee Benefits Administration Committee or State Street Bank and Trust Company, the Trustee under the Savings Plan.

     Your voting instructions will relate only to shares allocated to your Savings Plan account as of March 6, 1995. Any shares held by you as a stockholder outside the Savings Plan should be voted by execution of a proxy which you will receive separately as such a stockholder.

     If you do not provide voting instructions, the shares allocated to your Savings Plan account will be voted by the Trustee in accordance with instructions of the Employee Benefits Administration Committee.


                                      Employee Benefits Administration Committee
March 15, 1995                              Michael P. Dopera, Secretary

                                  [Front]


                          BETHLEHEM STEEL CORPORATION
                               1170 Eighth Avenue
                            Bethlehem, PA 18016-7699

                         Employee Stock Ownership Plan
   Voting Instructions for the Annual Meeting of Stockholders, April 25, 1995


To Employee Stock Ownership Plan Trustee:

The undersigned hereby instructs you to vote, in person or by proxy, upon all matters properly brought before the Annual Meeting of Stockholders of Bethlehem Steel Corporation to be held on April 25, 1995, and any adjournment or postponement thereof, the shares of stock which were allocated to my account as of March 6, 1995 under the Bethlehem Steel Corporation Employee Stock Ownership Plan.


     Election of Directors. Nominees:

     C. H. Barnette, B. R. Civiletti, W. H. Clark, J. B. Curcio, T. L. Holton,
     L. B. Kaden, H. P. Kamen, W. Knowlton, R. McClements, Jr.,
     G. L. Millenbruch, R. P. Penny, D. P. Phypers, W. A. Pogue, J. F. Ruffle


If you return this card properly signed but do not otherwise specify on the reverse side, shares will be voted FOR Proposals 1, 2 and 3. If you do not return this card, shares will be voted by the Trustee in the same proportion as the shares with respect to which such instructions are received.

                                                          [SEE REVERSE SIDE]
                                     [Back]

[X]  Please mark your votes
     as in this example.

          If this card is properly executed, shares will be voted in the manner directed herein by the undersigned. If no direction is made, shares will be voted FOR Proposals 1, 2 and 3.

Bethlehem's Board of Directors recommends a vote FOR election of directors and Proposals 2 and 3.

                                              FOR     WITHHELD
1.   Election of Directors. (see reverse)    [   ]     [    ]

     For, except vote withheld from the following nominee(s):

     --------------------------------------------------------

                                                    FOR       AGAINST   ABSTAIN
2.   Increase in number of authorized shares of
     Common Stock.                                 [   ]       [   ]     [   ]


                                                    FOR       AGAINST   ABSTAIN
3.   Ratification of appointment of Independent
     Auditors.                                     [   ]       [   ]     [   ]



SIGNATURE(S):                                         DATE
              -------------------------------------       --------------------

NOTE: Please mark, date, sign as name appears above and return in enclosed envelope.

                     Bethlehem Steel Corporation
                     Employee Stock Ownership Plan


To Participants in Bethlehem Steel Corporation Employee Stock Ownership Plan:

     The enclosed form is for use in causing the shares of Preference Stock or Common Stock of Bethlehem Steel Corporation allocated to your Employee Stock Ownership Plan account to be voted in accordance with your instructions at the 1995 Annual Meeting of Stockholders of Bethlehem. The 1994 Annual Report of Bethlehem and the Proxy Statement, dated March 15, 1995, relating to matters to be voted on at the Meeting, are enclosed.

     If you wish to have the shares allocated to your Employee Stock Ownership Plan account voted in accordance with your instructions, you should specify your choices on the enclosed form, sign and date it and forward it to First Valley Bank in the enclosed, pre-addressed, stamped envelope. To preserve confidentiality, voting instructions from Employee Stock Ownership Plan participants will be tabulated by First Valley Bank, which will certify the results directly to State Street Bank and Trust Company, the Employee Stock Ownership Plan Trustee. Your individual voting instructions will not be seen by any officer or employee of Bethlehem.

     Your voting instructions will relate only to shares allocated to your Employee Stock Ownership Plan account as of March 6, 1995. Any shares of Bethlehem Common Stock held by you as a stockholder outside the Employee Stock Ownership Plan should be voted by execution of a proxy which you will receive separately as such a stockholder.

     If you do not provide voting instructions, the shares allocated to your Employee Stock Ownership Plan account will be voted by the Trustee in the same proportion as the shares with respect to which such instructions are received.


                                     Bethlehem Steel Corporation
                                     Employee Stock Ownership Plan
                                          Thomas J. Broderick, Representative of
March 15, 1995                              Plan Administrator